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                                                                       Exhibit 9




                               SHEARMAN & STERLING

FAX: 212 848-7179             599 LEXINGTON AVENUE                     ABU DHABI
TELEX: 667290 WUI            NEW YORK, NY 10022-6069                     BEIJING
www.shearman.com                  212 848-4000                        DUSSELDORF
                                                                       FRANKFURT
                                                                       HONG KONG
                                                                          LONDON
                                                                        MANNHEIM
                                                                      MENLO PARK
                                                                        NEW YORK
                                                                           PARIS
                                                                   SAN FRANCISCO
                                                                       SINGAPORE
                                                                           TOKYO
                                                                         TORONTO
                                                                WASHINGTON, D.C.




                                 March 27, 2002


Merrill Lynch Strategy Series, Inc.
P.O. Box 9011
Princeton, NJ 08543-9011

Ladies and Gentlemen:

                  Merrill Lynch Strategy Series, Inc. (the "Corporation") is authorized to issue and sell 2,000,000,000 shares of common stock (the "Shares"), par value $.0001 per share, of which 666,666,667 Shares are designated as Shares of each of the Merrill Lynch Strategy Growth and Income Fund and Merrill Lynch Strategy Long-Term Growth Fund, and 666,666,666 Shares are designated as Shares of the Merrill Lynch Strategy All-Equity Fund, in the manner and on the terms set forth in the Corporation's current Registration Statement on Form N-1A, being filed with the Securities and Exchange Commission (File Nos. 333-88849 and 811-09617) (the "Registration Statement") together with this opinion as an exhibit thereto.


                  We have, as counsel, participated in certain proceedings relating to the Corporation and to the Shares. We have examined copies, either certified or otherwise proved to our satisfaction to be genuine, of the Corporation's Articles of Incorporation, as amended to date, and its By-Laws, as currently in effect, and other documents relating to its organization and operation as we have deemed necessary and appropriate as a basis for this opinion. We have assumed the authenticity of all instruments and documents, and the conformity to original documents of all instruments and documents submitted to us as certified, conformed or photostatic copies. In addition, we have received a certificate dated March 22, 2002 of the Maryland State Department of Assessments and Taxation (the "Certificate") that the Corporation is in good standing under the laws of the State of Maryland. We have also reviewed the Registration Statement being filed as of the date of this opinion.


                  Our opinion in paragraph 1 with regard to the valid existence of the Corporation in the State of Maryland, its state of incorporation, is based solely upon the Certificate.

                  Based upon the foregoing and in reliance thereon and subject to the assumptions, limitations and qualifications set forth herein, it is our opinion that:

                  1. The Corporation has been duly incorporated and is validly existing under
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March 27, 2002
Page 2


                           the laws of the State of Maryland.

                  2. The Corporation is authorized to issue up to 2 billion (2,000,000,000) Shares, of which 666,666,667
                           Shares are designated as Shares of each of the Merrill Lynch Strategy Growth and Income Fund and Merrill Lynch Strategy Long-Term Growth Fund, and 666,666,666 Shares are designated as Shares of the Merrill Lynch Strategy All-Equity Fund. Under Maryland law, (a) the number of Shares may be increased or decreased by action of the Board of Directors, and (b) the Shares that are issued and subsequently redeemed by the Corporation are, by virtue of such redemption, restored to the status of authorized and unissued Shares.

                  3. Subject to the continuing effectiveness of the Registration Statement and compliance with applicable state securities laws (as to either of which we express no opinion), and assuming the continued valid existence of the Corporation under the laws of the State of Maryland, upon the issuance of the Shares for a consideration not less than the par value thereof as required by the laws of the State of Maryland, and for the net asset value thereof as required by the Investment Company Act of 1940, as amended, and in accordance with the terms of the Registration Statement, such Shares will be legally issued and outstanding and fully paid and non-assessable.

                  We hereby consent to the filing of this opinion with the Securities and Exchange Commission as a part of the Registration Statement and with any state securities commission where such filing is required. We also consent to the reference to our firm as counsel in the prospectus and statement of additional information filed as a part thereof. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                  We are members of the Bar of the State of New York. The opinions expressed herein are based solely on our review of the Maryland General Corporation Law, and, where applicable, published cases, rules or regulations relating thereto.

                                                      Very truly yours,

                                                      /s/ Shearman & Sterling

                                                      SHEARMAN & STERLING